AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 20, 2005, is among Hirsch International Corp., a Delaware corporation ("Hirsch"), SSE Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hirsch ("Merger Sub") and Sheridan Square Entertainment, Inc., a Delaware corporation ("Sheridan"). Certain capitalized and non-capitalized terms used herein are defined in Section 8.11.


                                    RECITALS

         WHEREAS, the Boards of Directors of Sheridan, Hirsch and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1 below), and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

         WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Sheridan (other than shares of Sheridan Series B Preferred Stock (as defined herein)) shall be converted into the new shares of common stock, par value $.01 per share, of Hirsch (the "Hirsch Common Stock") provided for in the amended certificate of incorporation of Hirsch to be adopted prior to the Effective Time pursuant to Section 1.8(a);

         WHEREAS, after the Merger, Sheridan shall become a wholly owned subsidiary of Hirsch.

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, concurrently with the execution of this Agreement, Hirsch and Sheridan shall enter into a transaction (the "Series B Transaction") pursuant to which Hirsch shall purchase up to $1,000,000 shares of Series B Convertible Preferred Stock of Sheridan (the "Sheridan Series B Preferred Stock"); and

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
                                   THE MERGER

Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), Merger Sub shall be merged with and into Sheridan (the "Merger"), with Sheridan being the surviving corporation of the Merger (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Hirsch. Following the Merger, the separate existence of Merger Sub shall cease.

Section 1.2 Effective Time. At the Closing (as defined in Section 1.3), the parties shall cause the Merger to be consummated by executing and filing a duly executed certificate of merger substantially in the form attached hereto as Exhibit A and other appropriate documents (the "Certificate of Merger") with respect to the Merger, with the Secretary of State of the State of Delaware, in such form as Sheridan and Hirsch reasonably determine is required by and in accordance with the relevant provisions of Delaware Law. The Merger shall become effective upon the filing of the Certificate of Merger or such later date as may be set forth therein (the "Effective Time").

Section 1.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ruskin Moscou Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556 as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby, or at such other time and place as Hirsch and Sheridan shall mutually agree (the date on which such closing occurs being herein referred to as the "Closing Date"); provided, however, that this Agreement has not been terminated pursuant to Article VI hereof.

Section 1.4       Merger Consideration.

(a) For purposes of this Agreement, the following terms have the following meanings:

                  "Effective Time Sheridan Share Number" means the sum of (i) the number of Sheridan Common Shares plus (ii) the aggregate number of Sheridan Common Share Equivalents as of immediately prior to the Effective Time attributable to all of the Sheridan Preferred Shares.

                  "Exchange Ratio" means (i) the number of Merger Shares divided by (ii) the Effective Time Sheridan Share Number.

                  "Merger Shares" means 15,046,697 shares of Hirsch Common Stock, all unencumbered and free and clear of all liens, charges, pledges, security interests or any other restrictions, except for those as may be imposed by federal and state securities laws.

                  "Sheridan Certificate of Incorporation" means Sheridan's Certificate of Incorporation, as in effect as of the date hereof.

                  "Sheridan Class A Stock" means Sheridan's Class A Common Stock, par value $.01 per share.

                  "Sheridan Class B Stock" means Sheridan's Class B Common Stock, par value $.01 per share.

                  "Sheridan Common Share Equivalents" means with respect to any Sheridan Preferred Share as of any time, that number of shares of Sheridan Class A Stock that would be issuable with respect to such Sheridan Preferred Share if such Sheridan Preferred Share was converted into shares of Sheridan Class A Stock as of such time pursuant to an Automatic Conversion Event (as such term is defined in the Sheridan Certificate of Incorporation) and Sheridan elected for the holder of such Sheridan Preferred Share to receive the then accrued and unpaid dividends on such Sheridan Preferred Share in additional shares of Sheridan Class A Stock in the manner provided for in the Sheridan Certificate of Incorporation.

                  "Sheridan Common Shares" means the 107,422.72 shares of Sheridan Common Stock issued and outstanding as of the date hereof.

                  "Sheridan Common Stock" means the Sheridan Class A Stock and the Sheridan Class B Stock.

                  "Sheridan Preferred Shares" means the 901.90621 shares of Sheridan Series A Preferred Stock issued and outstanding as of the date hereof.

                  "Sheridan Series A Preferred Stock" means Sheridan's Series A Convertible Preferred Stock, par value $1.00 per share.

                  The number of Merger Shares shall be subject to adjustment as provided in Sections 1.4(b) and 1.4(c) below. At the Effective Time, by virtue of the Merger, and without further action by any Person or entity, (i) each issued and outstanding share of Sheridan Class A Stock shall automatically be converted into the right to receive that number of shares of Hirsch Common Stock equal to the Exchange Ratio, (ii) each issued and outstanding share of Sheridan Class B Stock shall automatically be converted into the right to receive that number of shares of Hirsch Common Stock equal to the Exchange Ratio, (iii) each issued and outstanding share of Sheridan Series A Preferred Stock shall automatically be converted into the right to receive that number of shares of Hirsch Common Stock equal to the number of Sheridan Common Share Equivalents attributable to such share of Sheridan Series A Preferred Stock as of immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iv) each issued and outstanding share of Sheridan Series B Preferred Stock shall automatically be cancelled without consideration therefore. Fractional shares of Hirsch Common Stock that would otherwise by issuable hereunder to any holder of Sheridan Common Shares and/or Sheridan Preferred Shares (such holders, individually, a "Sheridan Stockholder", and collectively, the "Sheridan Stockholders") with respect to all Sheridan Common Shares and/or Sheridan Preferred Shares owned by such Sheridan Stockholder as of immediately prior to the Effective Time shall be rounded to the nearest whole number (with any fractional share greater than or equal to one-half share being rounded up). For purposes of this Agreement, the Sheridan Series A Preferred Stock and the Sheridan Series B Preferred Stock shall be referred to herein from time to time as the "Sheridan Preferred Stock."

(b) If, between the date of this Agreement and the Effective Time, either (i) the outstanding shares of common stock of Hirsch shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, or (ii) the number of outstanding voting shares or shares of common stock of Hirsch changes for any reason, including without limitation the issuance of additional voting shares or shares of common stock in a financing or for the acquisition of assets or business (in each case, other than as a result of the exercise of options or warrants to purchase shares of common stock of Hirsch that are outstanding as of the date hereof), then the number of Merger Shares shall be appropriately adjusted to the extent necessary, and in a manner reasonably acceptable to Hirsch and Sheridan, to give affect to the relative values of Hirsch and Sheridan as contemplated by the Parties as of the date hereof.

(c) If, between the date of this Agreement and the Effective Time, other than in connection with the Series B Transaction, (i) the outstanding shares of Sheridan Common Stock or Sheridan Series A Preferred Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, or there is the issuance of additional shares in a financing, or (ii) the number of shares of Sheridan Common Stock issuable upon conversion of each share of Sheridan Series A Preferred Stock shall have been changed pursuant to contract, an anti-dilution adjustment provision contained in Sheridan's certificate of incorporation or otherwise (other than as a result of the continuing accrual of dividends on the Sheridan Series A Preferred Stock), or (iii) the number of outstanding shares of Sheridan Series A Preferred Stock changes for any reason, including, without limitation, the issuance of additional shares of Sheridan Series A Preferred Stock (in each case, other than as a result of the exercise of options or warrants to purchase shares of Sheridan Common Stock that are outstanding as of the date hereof), then the number of Merger Shares shall be appropriately adjusted to the extent necessary, and in a manner reasonably acceptable to Hirsch and Sheridan, to give affect to the relative values of Hirsch and Sheridan as contemplated by the Parties as of the date hereof.

Section 1.5 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.6 Conversion of Securities. In addition to the conversion of the Sheridan Common Stock and the Sheridan Series A Preferred Stock set forth in
Section 1.4(a), at the Effective Time, each outstanding share of common stock, par value $0.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Sheridan, Hirsch or Merger Sub, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 1.7       Directors and Officers.

(a) Hirsch. As of the Effective Time, the officers of Hirsch shall be as set forth on Schedule 1.7(a) of the Hirsch Disclosure Schedule (as defined in Article II), each of whom shall serve in such capacity until their respective successors are duly appointed and qualified. The directors of Hirsch shall be as follows: Henry Arnberg, Paul Gallagher, Joseph Bianco, Robert Michalik and five
(5) other individuals who shall be mutually agreed upon by the parties (the "Independent Directors") provided that the Independent Directors shall qualify as "independent" directors under the rules and regulations of the Securities and Exchange Commission (the "SEC") and, provided that Hirsch's securities are listed on a national securities exchange or automatic quotation system, the rules of such national securities exchange or automatic quotation system.

(b) Surviving Corporation. As of the Effective Time, the officers and directors of the Surviving Corporation shall be as set forth on Schedule 1.7(b) of the Sheridan Disclosure Schedule, each of whom shall serve in such capacity until their respective successors are duly elected or appointed and qualified.

Section 1.8       Certificate of Incorporation and Bylaws.

(a) Hirsch. Hirsch hereby agrees that the certificate of incorporation and bylaws of Hirsch in effect immediately prior to the Effective Time to be approved at a special meeting of Hirsch's stockholders shall be as set forth on Exhibit B and Exhibit C, respectively, attached hereto and shall remain in full force and effect after the Effective Time. Hirsch further agrees that pursuant to the terms of such certificate of incorporation, prior to the Effective Time, each share of Hirsch's Class A Common Stock and each share of Hirsch's Class B Common Stock will be converted into one share of Hirsch Common Stock.

(b) Surviving Corporation. Effective immediately following the Merger, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation, until amended in accordance with applicable law.

Section 1.9 Exchange of Shares. At or following the Closing, each Sheridan Stockholder shall deliver to Hirsch any certificates representing outstanding shares of Sheridan Common Stock and/or Sheridan Series A Preferred Stock that they own (collectively, "Sheridan Certificates"), duly endorsed in proper form for transfer together with a transmittal letter in a customary form that is mutually agreeable to Hirsch and Sheridan and will be sent by Hirsch to the Sheridan Stockholders in advance of, or promptly after, the Closing, and Hirsch shall issue or cause its transfer agent to issue to each Sheridan Stockholder immediately upon receipt of such Sheridan Certificates, certificates representing the applicable Merger Shares into which the shares represented by the Sheridan Certificates were converted pursuant to Section 1.4 hereof and all Sheridan Certificates so surrendered shall subsequently be cancelled. Pending surrender of the Sheridan Certificates, each such certificate shall be deemed for all corporate purposes to evidence the Merger Shares into which such certificate shall have been converted in the Merger.

Section 1.10 Lost Certificates. If any Sheridan Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such Person against any claim that may be made against the Surviving Corporation with respect to such Certificate, Hirsch will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Shares with respect to the Sheridan Common Stock formerly represented thereby and any unpaid dividends and other distributions deliverable in respect thereof, pursuant to this Agreement.

Section 1.11      Options and Warrants.
(a) At or following the Closing, each holder of a Sheridan Stock Option or Warrant (as such terms are defined below) may deliver the option and/or warrant agreements of such holder to Hirsch for cancellation, in which case, Hirsch shall issue to such option and/or warrant holder a new option or warrant agreement in accordance with the terms set forth herein.

(b) At the Effective Time, each outstanding employee option to acquire Sheridan Common Stock ("Sheridan Stock Option") set forth in Schedule 2.2(a) of the Sheridan Disclosure Schedule shall be adjusted, in accordance with the terms of this Merger Agreement and without any action on the part of the holders of such Sheridan Stock Options, to be exercisable to purchase shares of Hirsch Common Stock as provided below. Following the Effective Time, each Sheridan Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the agreement pursuant to which such Sheridan Stock Option was subject immediately prior to the Effective Time, except (i) each Sheridan Stock Option shall be exercisable for that number of shares of Hirsch Common Stock equal to the product of (x) the aggregate number of shares of Sheridan Common Stock for which such Sheridan Stock Option was exercisable and
(y) the Exchange Ratio, rounded to the nearest whole number (with any fractional share greater than or equal to one-half share being rounded up) and (ii) the per share exercise price of such Sheridan Stock Option shall be the aggregate exercise price for the shares of Sheridan Common Stock underlying such Sheridan Stock Option immediately prior to the Effective Time divided by the number of shares of Hirsch Common Stock for which it is then exercisable (rounded up to the nearest whole cent), subject to further adjustment as set forth therein. Following the Closing, the Sheridan Stock Options shall become options under the Hirsch 2003 Stock Option Plan, as amended, and Hirsch and each holder of Sheridan Stock Options will enter into an appropriate option agreement to reflect the foregoing.

(c) At the Effective Time, each outstanding warrant to acquire Sheridan Common Stock (a "Warrant") shall be adjusted, in accordance with the terms of such Warrant and this Merger Agreement and without any action on the part of the holders of such Warrant, to be exercisable to purchase shares of Hirsch Common Stock (the "Warrant Shares") as provided below. Following the Effective Time, each Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in the agreement pursuant to which such Warrant was subject immediately prior to the Effective Time, except (i) each Warrant shall be exercisable for that number of shares of Hirsch Common Stock equal to the product of (x) the aggregate number of shares of Sheridan Common Stock for which such Warrant was exercisable and (y) the Exchange Ratio, rounded down to the nearest whole number (with any fractional share greater than or equal to one-half share being rounded up), and (ii) the per share exercise price of such Warrant shall be the aggregate exercise price for the shares of Sheridan Common Stock underlying such Warrant immediately prior to the Effective Time divided by the number of shares of Hirsch Common Stock for which it is then exercisable (rounded up to the nearest whole cent), subject to further adjustment as set forth therein.

Section 1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise, unless required to do so by applicable law, rule or regulation.

Section 1.13 Sheridan Stock Transfer Books. The stock transfer books of Sheridan shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares thereafter on the records of Sheridan. On or after the Effective Time, any Sheridan Certificates presented to Hirsch for any reason shall be converted into the Merger Shares with respect to the shares formerly represented by such Certificates and any unpaid dividends or other distributions to which the holders thereof are entitled.

Section 1.14 No Further Rights. At and after the Effective Time, holders of Sheridan Certificates shall cease to have any rights as stockholders of the Surviving Corporation.

ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Except as set forth on the Schedule delivered by Sheridan to Hirsch and Merger Sub in connection with the execution and delivery of this Agreement (the "Sheridan Disclosure Schedule"), Sheridan hereby represents and warrants to Hirsch and Merger Sub, and except as set forth in the disclosure Schedule delivered by Hirsch and Merger Sub to Sheridan in connection with the execution and delivery of this Agreement (the "Hirsch Disclosure Schedule"), Hirsch and Merger Sub hereby represent and warrant to Sheridan, in each case as set forth in this Article II, with the party making such representations and warranties being referred to as the "Representing Party" and such Representing Party's Disclosure Schedule as the "Representing Party's Disclosure Schedule." Notwithstanding the foregoing, any representation or warranty which expressly refers to Hirsch or its Subsidiaries is being made solely by Hirsch and Merger Sub and any representation or warranty which expressly refers to Sheridan or its Subsidiaries is being made solely by Sheridan.

Section 2.1       Organization; Qualification.

(a) The Representing Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted. The Representing Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Representing Party from performing its obligations hereunder. As used in this Agreement, "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or developments that materially adversely affects the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole. Material Adverse Effect shall not include any effect arising out of or attributable to (i) general economic conditions affecting the United States or foreign securities or currency markets generally, (ii) changes in applicable laws or accounting rules, or (iii) changes resulting from earthquake, sabotage, war or acts of terrorism. Each Representing Party has made available to the other party copies of its certificate of incorporation and bylaws. Such copies of each Representing Party's and its Subsidiaries certificate of incorporation and bylaws are complete and correct and in full force and effect, and the Representing Party is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(b) Each of the Representing Party's Subsidiaries is listed in Schedule 2.1(b) of the Representing Party's Disclosure Schedule and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Representing Party's Subsidiaries has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Representing Party. All outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and, with respect to such shares or ownership interests that are owned by the Representing Party and its subsidiaries, are owned free and clear of all liens, claims, mortgages, encumbrances, pledges and security interests of any kind. Except as set forth on
Schedule 2.1(b) of the Representing Party's Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are wholly-owned by the Representing Party.

Section 2.2       Capital Stock.

(a) Schedule 2.2(a) of the Representing Party's Disclosure Schedule sets forth as of the date hereof: (i) the number of authorized shares of each class or series of capital stock of the Representing Party; (ii) the number of shares of each class or series of capital stock of the Representing Party which are issued and outstanding (and if convertible into securities of the Representing Party, into how many of such securities each such share of capital stock is convertible into); (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party; (iv) the number of shares of each class or series of capital stock of the Representing Party which are reserved for issuance (except for shares reserved for issuance under stock option plans or other benefit plans), indicating each specific reservation; and
(v) the number of shares of each class or series of capital stock of such Representing Party which are subject to stock options or other rights to purchase or receive capital stock granted under such Representing Party's stock option plan or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof. Except as set forth on Schedule 2.2(a) of the Representing Party's Disclosure Schedule, there are no unpaid dividends or unpaid distributions on any shares of capital stock.

(b) All the outstanding shares of capital stock of the Representing Party are, and the Merger Shares to be issued in the Merger will be when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities laws. Except as set forth in Schedule 2.2(b) of the Representing Party's Disclosure Schedule, as of the date of this Agreement (i) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Representing Party or any of its Subsidiaries, obligating the Representing Party or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Representing Party or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Representing Party or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Representing Party or any Subsidiary of the Representing Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Representing Party or other entity, and (iii) there are no shareholder agreements, voting trusts or other agreements to which the Representing Party is a party or to which it is bound relating to the voting or registration of any shares of the capital stock of the Representing Party.

(c) The Representing Party is not in violation of, nor has it violated, any federal or state securities laws in connection with any transaction relating to the Representing Party, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of the Representing Party.

Section 2.3       Corporate Authority Relative to this Agreement; No Violation.

(a) Sheridan has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Sheridan and the requisite approval of the stockholders of Sheridan (the "Sheridan Stockholder Approval") and, except for the filing of the Certificate of Merger, no other corporate proceedings on the part of Sheridan are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sheridan and, assuming this Agreement constitutes a valid and binding agreement of Hirsch, constitutes a valid and binding agreement of Sheridan, enforceable against Sheridan in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally or (ii) general principles of equity.

(b) Hirsch has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Hirsch, and other than the obtaining the requisite approval of the stockholders of Hirsch (the "Hirsch Stockholder Approval") and the filing of the Certificate of Merger, no other corporate proceedings on the part of Hirsch are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hirsch and, assuming this Agreement constitutes a valid and binding agreement of Sheridan, constitutes a valid and binding agreement of Hirsch, enforceable against Hirsch in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally or (ii) general principles of equity.

(c) Except as set forth in Schedule 2.3(c) of the Representing Party's Disclosure Schedule or as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, state securities or blue sky laws, and the rules and regulations of The Nasdaq Stock Market (or such other securities exchange as Hirsch's securities may be listed), and the filing of the Certificate of Merger under Delaware Law, none of the execution, delivery or performance of this Agreement by the Representing Party, the consummation by the Representing Party of the transactions contemplated hereby or compliance by the Representing Party with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Representing Party or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether U.S. or foreign (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation ("Law") applicable to the Representing Party, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or delay the consummation of the transactions contemplated hereby.

Section 2.4       Reports and Financial Statements.

(a) Hirsch has previously furnished or otherwise made available (by electronic filing or otherwise) to Sheridan true and complete copies of Hirsch's: (i) Annual Reports on Form 10-K filed with the SEC for each of the fiscal years ended January 31, 2003, 2004 and January 29, 2005; (ii) Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters occurring since the Form 10-K for the year ended January 31, 2004; (iii) each definitive proxy statement filed with the SEC since January 31, 2003; and (iv) all Current Reports on Form 8-K filed with the SEC since February 1, 2004.

As of their respective dates, such reports and proxy statements filed with the SEC by Hirsch (collectively with, and giving effect to, all amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Hirsch and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 2003, Hirsch has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. The net realizable value of the net assets, as calculated in accordance with GAAP, is not less than $12 million on the date hereof.

(b) Sheridan has delivered to Hirsch copies of its consolidated audited balance sheets in draft form for the period of July 29, 2003 (inception) to December 31, 2003 and for the twelve months ended December 31, 2004, together with the related statements of income, stockholders' equity and changes in cash flow for such period and the three (3) months ended March 31, 2005 (unaudited), and audited financial statements in draft form of Musicrama, Inc., Sheridan's predecessor, for the twelve months ended December 31, 2002 and for the period of January 1, 2003 to July 29, 2003 (such financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP throughout the periods covered thereby, and (ii) present fairly in all material respects the financial position, results of operations and changes in cash flow of Sheridan and its consolidated Subsidiaries, and its predecessor, as the case may be, as of such dates and for the periods then ended. All firms providing audit opinions to Sheridan for the above mentioned Financial Statements are registered with the Public Company Accounting Oversight Board, and Sheridan shall use its best efforts to cause such firms to issue unqualified audit opinions as soon as reasonably practicable with respect to the above-mentioned draft Financial Statements.

Section 2.5 No Undisclosed Liabilities. Neither the Representing Party nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth on a balance sheet of the Representing Party under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be reasonably expected to result in such a liability or obligation, except (a) liabilities or obligations with respect to Hirsch reflected in the SEC Reports and with respect to Sheridan reflected in the Financial Statements or (b) liabilities and obligations arising subsequent to the date of the Financial Statements of such Representing Party in the ordinary course of business.

Section 2.6 No Default; Compliance with Applicable Laws. Except as set forth in
Schedule 2.6 of the Representing Party's Disclosure Schedule, the ownership and operation of the businesses of the Representing Party and each of its Subsidiaries is not in conflict with, or in default or violation of, any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Sheridan Material Contracts or Hirsch Material Contracts (as defined in Section 2.17), as applicable to Sheridan and its Subsidiaries and Hirsch and its Subsidiaries, respectively, or
(iii) any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit (as defined in Section 2.9) or other governmental authorization or approval applicable to the Representing Party or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Representing Party.

Section 2.7       Environmental Matters.

(a) Each of the Representing Party and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities ("Environmental Permits") which are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted, except for such failures to have Environmental Permits which, individually or in the aggregate, do not have a Material Adverse Effect on the Representing Party. Each of such Environmental Permits is in full force and effect, and each of the Representing Party and its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws.

(b) There are no Environmental Claims pending, or to the knowledge of the Representing Party, threatened, against the Representing Party or any of its Subsidiaries, or, to the knowledge of the Representing Party, any Person whose liability for any such Environmental Claim the Representing Party or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that would form the basis of any Environmental Claim against the Representing Party or any of its Subsidiaries, or for which the Representing Party or any of its Subsidiaries is liable.

(d) As used in this Agreement: (i) "Environmental Claim" means any claim, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, Personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Representing Party or any of its Subsidiaries, or (B) circumstances which would give rise to any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Law" means any law or order of any Governmental Entity relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials, or (B) the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment; and (iii) "Hazardous Materials" means
(A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" under any Environmental Law; and (C) pesticides.

Section 2.8 Litigation. Except as set forth in Schedule 2.8 of the Representing Party's Disclosure Schedule, (i) there is no suit, claim, action, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against the Representing Party, its Subsidiaries or any of its assets or properties, (ii) the Representing Party and its Subsidiaries are not subject to any outstanding order, writ, injunction or decree, and (iii) there is no action, suit, proceeding or investigation pending or, to the Representing Party's knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of the Representing Party (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against the Representing Party, excluding from the foregoing clauses anything which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Representing Party or prevent or delay the consummation of the transactions contemplated hereby.

Section 2.9 Permits. The Representing Party holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Permits"), except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on the Representing Party. The Representing Party is in material compliance with the terms of the Representing Party's Permits. No investigation or review by any Governmental Entity in respect of the Representing Party is pending or, to the Representing Party's knowledge, threatened, nor has the Representing Party received notice from any Governmental Entity of its intention to conduct the same.

Section 2.10      Employee Plans.

(a) Schedule 2.10(a) of the Representing Party's Disclosure Schedule sets forth a true, correct and complete list of:

(i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Representing Party has any obligation or liability, contingent or otherwise (the "Benefit Plans");

(ii) all employees, consultants and independent contractors of the Representing Party; and

(iii) all employment, consulting, termination, profit sharing, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union or vacation agreements, policies or arrangements under which the Representing Party has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant or contractor of the Representing Party (the "Employee Arrangements").

Benefit Plans and Employee Arrangements which cover current or former employees, consultants, contractors, officers, or directors (or their equivalent) of the Representing Party are separately identified on Schedule 2.10(a) of the Representing Party's Disclosure Schedule.

(b) In respect of each Benefit Plan and Employee Arrangement of the Representing Party, a complete and correct copy of each of the following documents (if applicable) has been delivered to Hirsch and Sheridan (as the case may be): (i) the most recent plan and related trust documents, and all amendments thereto;
(ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments); (iv) the most recent Internal Revenue Service ("IRS") determination, opinion or notification letter; (v) each of the stock option grant agreements used to make grants under the Representing Party's Option Plans, and all amendments thereto; (vi) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto; and (vii) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

(c) None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Representing Party does not have any obligation or liability (contingent or otherwise) in respect of any such plans, including, without limitation, any unfunded or withdrawal liability. The Representing Party is not a member of a group of trades or businesses under common control or treated as a single employer pursuant to Section 414 of the Code.

(d) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, have either received a favorable determination, opinion or notification letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plans. Any voluntary employee benefit association which provides benefits to current or former employees of the Representing Party, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

(e) All contributions or other payments required to have been made by the Representing Party to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

(f) The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for the Representing Party has been improperly excluded from participation in any Benefit Plan or Employee Arrangement.

(g) There are no pending or, to the Representing Party's knowledge, threatened actions, claims, or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by Persons entitled to benefits thereunder), and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

(h) Except as set forth on Schedule 2.10(h) of the Representing Party's Disclosure Schedule, the Representing Party does not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants or contractors of the Representing Party except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Representing Party.

(i) None of the assets of any Benefit Plan is stock of the Representing Party or any of its affiliates, or property leased to or jointly owned with the Representing Party or any of its affiliates.

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee, consultant or contractor (current, former, or retired) of the Representing Party, (ii) increase any benefits under any Benefit Plan or Employee Arrangement or trigger any withdrawal liability thereunder or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits (except as which may be required by the partial or full termination of any Benefit Plan intended to be qualified under
Section 401 of the Code).

(k) The Representing Party has delivered to the other a true and correct list of the following for each employee, consultant and contractor of the Representing Party as of the date hereof: base salary, any bonus obligations, immigration status, hire date, time-off balance, an indication of the existence of a signed assignment of invention agreement for each employee and including effective date and term for the contract, pay rate, termination provisions, indication that they have not received W-2 statements from the Representing Party, indication that they have not received Representing Party employee benefits and indication of a signed assignment of invention agreement for each consultant and contractor.

(l) The Representing Party and its Subsidiaries have complied with all applicable immigration Laws and similar Laws of the United States and any other country in which its employees work.

Section 2.11      Labor Matters.

(a) Except as set forth on Schedule 2.11(a) of the Representing Party's Disclosure Schedule, the Representing Party is not a party to any labor or collective bargaining agreement, and no employees of the Representing Party are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Representing Party's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Representing Party's knowledge, there have been no organizing activities involving the Representing Party in respect of any group of employees of the Representing Party.

(b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party. There are no unfair labor practice charges, grievances or complaints pending or, to the Representing Party's knowledge, threatened by or on behalf of any employee or group of employees of the Representing Party and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

(c) Except as set forth on Schedule 2.11(c) of the Representing Party's Disclosure Schedule, there are no complaints, charges or claims against the Representing Party pending or, to the Representing Party's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Representing Party, and, to the knowledge of the Representing Party, there are no facts or circumstances which could form the basis for any of the foregoing.

(d) The Representing Party is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended ("WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

(e) There has been no "mass layoff" or "plant closing" as defined by WARN Act in respect of the Representing Party within the six months prior to the date hereof.

(f) As used in this Section 2.11, "Representing Party" shall mean the Representing Party and its Subsidiaries.

Section 2.12 Absence of Certain Changes or Events. Except as set forth in
Schedule 2.12 of the Representing Party's Disclosure Schedule, since April 30, 2005 (i) the businesses of the Representing Party and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice and (ii) there has not been:

(a) a material adverse change in the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Representing Party and its Subsidiaries, taken as a whole, or any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party;

(b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Representing Party, or any repurchase, redemption or other acquisition by the Representing Party of any Representing Party securities;

(c) any incurrence or assumption by the Representing Party of any indebtedness for borrowed money (or any renewals, replacements, or extensions that increase the aggregate commitments thereunder) except (i) in the ordinary and usual course of business consistent with past practice, or (ii) in connection with any capital expenditure permitted by Section 3.1, or (iii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Representing Party for the obligations of any other Person;

(d) any creation or assumption by the Representing Party of any Lien on any material asset of the Representing Party other than Permitted Liens (as defined in Section 8.11);

(e) any making of any loan, advance or capital contribution to or investment in any Person by the Representing Party other than loans or advances to employees, contractors or consultants of the Representing Party made in the ordinary and usual course of business consistent with past practice;

(f) (i) any contract or agreement entered into by the Representing Party on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Representing Party of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) other than those contemplated by this Agreement;

(g) any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of the Representing Party; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of the Representing Party; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of the Representing Party other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of the Representing Party in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

(h) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

(i) any (i) making or revoking of any election relating to Taxes (as hereinafter defined), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

(j) any capital expenditures in excess of $500,000 in the aggregate;

(k) any lease, license or grant to any Person of any rights in any of the Representing Party's assets or properties;

(l) any amendment of the certificate of incorporation or bylaws of the Representing Party;

(m) any sufferance of any damage, destruction or loss (whether or not covered by insurance) to any material assets of the Representing Party;

(n) any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Representing Party;

(o) any issuance, or authorization for issuance, of any equity securities of the Representing Party, except for stock options issued to the Representing Party's officers, directors and employees pursuant to the Representing Party's existing stock option plans or agreements or as otherwise provided in the Agreement; and

(p) any resignation or termination of employment of any officer, key consultant or employee of a Representing Party.

Section 2.13 Proxy Statement. The information concerning each respective Representing Party which is included in the proxy statement (the "Proxy Statement") to be sent to the stockholders of Hirsch in connection with the special meeting of Hirsch's stockholders to consider this Agreement and the Merger (the "Hirsch Stockholders Meeting"), as such information relates to the Representing Party providing such information, shall not, on the date the Proxy Statement is first mailed to stockholders of Hirsch and at the time of the Hirsch Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Hirsch Stockholders Meeting which has become false or misleading.

Section 2.14      Tax Matters.

(a) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(b) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party, or each affiliated, combined, consolidated or unitary group of which the Representing Party is a member (an "Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate. All Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group, including estimates and withheld Taxes, have been paid, or adequately reserved in accordance with GAAP. There is no audit or examination in process or pending and there has been no notification of any request for such audit or other examination and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group. All assessments for Taxes due and owing by the Representing Party or any Representing Party's Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid.

(c) The Representing Party has not (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Representing Party or any Representing Party's Affiliated Group with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any income Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Representing Party or any Representing Party's Affiliated Group. Neither the Representing Party nor any Representing Party's Affiliated Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes.

(d) Neither the Representing Party nor any Representing Party's Affiliated Group has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e) Schedule 2.14 of the Representing Party's Disclosure Schedule lists each Tax Return of the Representing Party or any Affiliated Group for which an accurate copy of the actual Tax Return as filed with the relevant taxing authority has been made available by the Representing Party to the other on or before the date hereof.

(f) Neither the Representing Party nor any Affiliated Group has requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from other taxing authorities.

(g) Neither the Representing Party nor any member of any Affiliated Group has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock (to any Person or entity that is not a member of any Affiliated Group) qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(h) Neither the Representing Party nor any member of any Affiliated Group has any employment, severance or termination agreements, other compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

(i) Neither the Representing Party nor any member of any Affiliated Group has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(4) applied to any disposition of assets owned by the Representing Party or any Affiliated Group.

(j) Neither the Representing Party nor any member of any Affiliated Group has been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

Section 2.15 Absence of Questionable Payments. Neither the Representing Party nor, to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of the Representing Party or its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither the Representing Party nor its Subsidiaries, or to the Representing Party's knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of the Representing Party or its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures.

Section 2.16 Title and Related Matters. Except as set forth on Schedule 2.16 of the Representing Party's Disclosure Schedule, the Representing Party or one of its Subsidiaries has good and valid title to, or a valid and enforceable leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included, in the case of Sheridan in the Financial Statements and in the case of Hirsch in the SEC Reports, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than statutory Liens securing payments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties. As of the date hereof, Schedule 2.16 of the Representing Party's Disclosure Schedule contains a complete and correct list of all real property owned or leased by the Representing Party or any of its Subsidiaries, of which copies of leases have been delivered or made available to the other party, and a complete and correct list of each title insurance policy insuring title to any of such real properties owned. All rents and mortgages due have been paid.

Section 2.17      Material Contracts.

(a) Sheridan Contracts.

(i) Schedule 2.17(a)(i)(a) of the Sheridan Disclosure Schedule sets forth a list of all agreements Sheridan or its Subsidiaries would be required to file as material contracts under Item 601 of Regulation S-K were Sheridan subject to the Exchange Act and the disclosure requirements of Regulation S-K (the "Sheridan Material Contracts") to which Sheridan or its Subsidiaries are a party. Sheridan has heretofore delivered to Hirsch true, correct and complete copies of all Sheridan Material Contracts except as the parties may have otherwise agreed. Except as set forth on Schedule 2.17(a)(i)(b) of the Sheridan Disclosure Schedule, Sheridan is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such Person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

(ii) Each of the Sheridan Material Contracts constitutes the valid and legally binding obligation of Sheridan, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and (B) general principles of equity. Sheridan is not in breach or default in any material respect of any provisions of any Sheridan Material Contract and, to Sheridan's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by Sheridan or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by Sheridan. Sheridan does not have any knowledge of any termination or breach or anticipated termination or breach by the other parties to any Sheridan Material Contract or commitment to which it is a party or to which any of its assets are subject. There exists no breach or default in any material respects of any provisions of any other contract, arrangement, agreement or understanding to which Sheridan or its Subsidiaries is a party which, either individually or in the aggregate would have a Material Adverse Effect.

(iii) No party to any such Sheridan Material Contract has given notice to Sheridan of or made a claim against Sheridan in respect of any breach or default thereunder.

(iv) No terms and conditions of any contract, agreement or other arrangement or understanding between Sheridan and any other Person in effect on the date of this Agreement prevent, delay or materially restrict Sheridan's or any Subsidiary of Sheridan's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict Sheridan's or any Subsidiary of Sheridan's ability to deploy any material portion of its assets or resources as it deems appropriate.

(b) Hirsch Contracts.

(i) Schedule 2.17(b) of the Hirsch Disclosure Schedule and the SEC Reports contain true and accurate copies of all of the agreements to which Hirsch or its Subsidiaries are required to file as material contracts under Item 601 of Regulations S-K (the "Hirsch Material Contracts"), including a brief summary including the parties, subject matter, terms and payments thereunder. Hirsch has heretofore delivered to Sheridan true, correct and complete copies of all Hirsch Material Contracts except as the parties may have otherwise agreed. Except as set forth on Schedule 2.17(b) of the Hirsch Disclosure Schedule, Hirsch is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such Person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

(ii) Each Hirsch Material Contract constitutes the valid and legally binding obligation of Hirsch, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors' rights generally and (B) general principles of equity. Hirsch is not in breach or default in any material respects of any provisions of any Hirsch Material Contract and, to Hirsch's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by Hirsch or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by Hirsch. Hirsch does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any Hirsch Material Contract or commitment to which it is a party or to which any of its assets are subject. There exists no breach or default in any material respect of any provisions of any contract, arrangement, agreement or understanding to which Hirsch or its Subsidiaries are a party which either individually or in the aggregate would have a Material Adverse Effect.

(iii) No party to any Hirsch Material Contract has given notice to Hirsch of or made a claim against Hirsch in respect of any breach or default thereunder.

(iv) No terms and conditions of any contract, agreement or other arrangement or understanding between Hirsch and any other Person in effect on the date of this Agreement prevent, delay or materially restrict Hirsch's or any Subsidiary of Hirsch's ability to deploy any material portion of its assets or resources as it deems appropriate, and after the Closing shall prevent, delay or materially restrict Hirsch's or any Subsidiary of Hirsch's ability to deploy any material portion of its assets or resources as it deems appropriate.

Section 2.18 Insurance. Schedule 2.18 of the Representing Party's Disclosure Schedule sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith, the scope and amount of the coverage provided thereunder, and the expiration dates) of directors and officers liability and general liability insurance policies maintained by the Representing Party. Such policies have been issued by insurers which, have an A.M. Best rating of "A" or better, and provide coverage for the operations conducted by the Representing Party of a scope and coverage consistent with customary industry practice. Complete and correct copies of each such policy have been delivered by Sheridan to Hirsch and by Hirsch to Sheridan. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. There are no pending claims or, to the knowledge of the Representing Party, threatened claims, under any of the Representing Party's insurance policies.

Section 2.19 Subsidies. No grants, subsidies or similar arrangements exist directly or indirectly between or among the Representing Party, on the one hand, and any domestic or foreign Governmental Entity or any other Person, on the other hand. The Representing Party has not requested, sought, applied for or entered into any grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other Person.

Section 2.20      Intellectual Property.

(a) For purposes of this Agreement, "Intellectual Property" means:

(i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

(ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

(iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

(iv) common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, "Trademarks");

(v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business of the Representing Party as such business is currently conducted and as its business is proposed to be conducted;

(vi) all domain names registered by the Representing Party; and

(vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

(b) Hirsch's Intellectual Property, as listed on Schedule 2.20(b) of Hirsch's Disclosure Schedule, constitutes all of the Intellectual Property necessary to enable Hirsch to conduct its business as such business is currently being conducted and as its business is proposed to be conducted. Hirsch owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of Hirsch as currently conducted or as proposed to be conducted by Hirsch, free and clear of all liens, claims or encumbrances. No current or former officer, director, stockholder, employee, consultant, independent contractor or third party has asserted any right, claim or interest in or with respect to any Intellectual Property of Hirsch and, to the knowledge of Hirsch, there is no reasonable basis for any such claim. There is no unauthorized use, disclosure or misappropriation of any Hirsch Intellectual Property by any employee or, to Hirsch's knowledge, former employee of Hirsch or, to Hirsch's knowledge, by any other third party. Except as set forth on Schedule 2.20(b) of the Hirsch Disclosure Schedule, there are no royalties, fees or other payments payable by Hirsch to any third Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Hirsch Intellectual Property.

(c) With respect to each item of Hirsch Intellectual Property incorporated into any product of Hirsch or otherwise used in the business of Hirsch (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Hirsch's operations), Schedule 2.20(c) of the Hirsch Disclosure Schedule lists:

(i) all Patents and Patent Applications, Trademarks, and Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

(ii) the following agreements and documents relating to each of the products of Hirsch (the "Hirsch Products") or other Hirsch Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Hirsch Product on any exclusive or non-exclusive basis, (B) any exclusive or non-exclusive licenses of Intellectual Property to or from Hirsch, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Hirsch are $10,000 or more, (D) joint development agreements, (E) any agreement by which Hirsch grants any ownership right to any Hirsch Intellectual Property owned by Hirsch, (F) any judicial, administrative, regulatory or other governmental order relating to Intellectual Property, (G) any option relating to any Hirsch Intellectual Property, and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code, including without limitation any rights to create derivative works of Hirsch Products.

(d) Schedule 2.20(d) of the Hirsch Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Hirsch is a party and pursuant to which Hirsch is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions and third-party software distributed by Hirsch in the ordinary course of business ("Third Party Intellectual Property").

(e) Except as set forth on Schedule 2.20(e) of the Hirsch Disclosure Schedule, to the knowledge of Hirsch, there is no unauthorized use, disclosure, infringement or misappropriation of any Hirsch Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of Hirsch. Other than in respect of agreements with Hirsch's officers and directors, Hirsch has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business. There are no royalties, fees or other payments payable by Hirsch to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

(f) Except as set forth on Schedule 2.20(f) of the Hirsch Disclosure Schedule, Hirsch is not in breach of any license, sublicense or other agreement relating to Hirsch Intellectual Property or Third Party Intellectual Property rights beyond any applicable cure periods. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement or termination of any Hirsch Intellectual Property, including any Third Party Intellectual Property.

(g) Except as set forth on Schedule 2.8 of the Sheridan Disclosure Schedule, all Patents, registered Trademarks, registered service marks, registered Copyrights and registered domain names held by the Representing Party are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. The Representing Party is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party, which would have a Material Adverse Effect on the Representing Party. There is no proceeding pending or, to the Representing Party's knowledge, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of the Representing Party's Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party, which if adversely determined would have a Material Adverse Effect on the Representing Party. The Representing Party has not brought a proceeding alleging infringement of the Representing Party's Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

(h) The Representing Party has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all the Representing Party Intellectual Property (except such Representing Party Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All Intellectual Property not otherwise protected by Patents or Copyrights ("Confidential Information") owned by the Representing Party used by or disclosed to a third party has been pursuant to the terms of a written or oral agreement between the Representing Party and such third party.

(i) No product liability claims have been communicated in writing to or, to the Representing Party's knowledge, threatened against the Representing Party.

(j) A complete list of each of the Hirsch Products and Hirsch's proprietary software ("Hirsch Software"), together with a brief description of each, is set forth in Schedule 2.20(j) of Hirsch's Disclosure Schedule. The Hirsch Software and Hirsch Products conform in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Hirsch.

(k) The Representing Party is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Representing Party, or which may affect the validity, use or enforceability of such Representing Party Intellectual Property. Hirsch is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Hirsch of the Hirsch Intellectual Property or Hirsch Products.

(l) Schedule 2.20(l) of the Sheridan Disclosure Schedule contains a list of (i) all of Sheridan's Trademarks, (ii) substantially all of Sheridan's Copyrights, which include all Copyrights material to Sheridan's business, and (iii) all software licenses (except for "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions), and constitutes substantially all of the Intellectual Property necessary for Sheridan to conduct its business as of the date hereof. Sheridan possesses legally enforceable rights to use all Intellectual Property used or currently proposed to be used in its business as currently conducted, except where the failure to have such rights would not individually or in the aggregate have a Material Adverse Effect on Sheridan.

(m) For purposes of this Section 2.20, the terms "Representing Party," "Hirsch" and "Sheridan" shall include their respective Subsidiaries.

Section 2.21 Minute Books; Stock Record Books. True and correct copies of the Representing Party's and its Subsidiaries minute books and, in the case of Sheridan and its Subsidiaries, stock record books have been made available to the other. The minute books of the Representing Party and its Subsidiaries contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Representing Party and its Subsidiaries, and accurately reflect in all material respects all corporate actions of the Representing Party and its Subsidiaries which are required by law to be passed upon by the Board of Directors or stockholders of the Representing Party and its Subsidiaries.

Section 2.22 Bank Accounts; Powers of Attorney. Schedule 2.22 of the Representing Party's Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which the Representing Party maintains a bank account or safe deposit box (collectively, "Bank Accounts"); and (b) the names of all Persons holding powers of attorney from the Representing Party, true and correct copies thereof which have been delivered to the other.

Section 2.23 Disclosure. The representations and warranties by the Representing Party in this Agreement and the statements contained in the schedules, certificates and other writings furnished and to be furnished by the Representing Party to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not misleading; it being understood that as used in this Section 2.23 "material" means material to the Representing Party and its Subsidiaries, taken as a whole. The term "material" as used above does not apply to any representation or covenant herein which is already qualified as to materiality.

Section 2.24 Disputes with Customers. Except as set forth on Schedule 2.24 of the Representing Party's Disclosure Schedule, there are no pending or, to the best of the Representing Party's knowledge and belief, threatened disputes between the Representing Party and any of its material locations, vendors, suppliers, customers or other parties outside of the ordinary course of business or that in any way relate to the operation of the business of the Representing Party and which cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Representing Party.

Section 2.25 Accounts Receivable. All accounts receivables of the Representing Party have arisen from bona fide transactions by the Representing Party in the ordinary course of business and are, to the best of the Representing Party's knowledge and belief, deemed collectible by the Representing Party in the ordinary course of business (without, however, the Representing Party giving any warranty as to any extent of collectability whatsoever), except to the extent reserved for in the Representing Party's Financial Statements. Except as set forth on Schedule 2.25 of the Representing Party's Disclosure Schedule, there are no defenses, claims of disabilities, offsets, refusals to pay or other rights of offset against any such accounts receivable. Any allowances that the Representing Party has established specifically for doubtful accounts have been established on a basis consistent with the Representing Party's prior practice, credit experience and GAAP consistently applied. Sheridan and Hirsch have each delivered to each other a complete and accurate aging list of all of their accounts receivables as of April 30, 2005.

Section 2.26 Certain Transactions. Except as set forth on Schedule 2.26 of the Representing Party's Disclosure Schedule, none of the stockholders, officers, directors or employees of the Representing Party, nor any member of any such Person's or stockholder's family is presently a party to any transaction with the Representing Party relating to the business of the Representing Party, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or Personal property from, or (iii) otherwise requiring payments (other than for services as officers, directors or employees of the Representing Party), to any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a stockholder, officer, director, trustee or partner.

Section 2.27      Brokers or Finders.

(a) Sheridan represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Sheridan agrees to indemnify and hold Hirsch, including its officers, directors, agents or representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have made by such parties or their affiliates.

(b) Except as set forth on Schedule 2.27(b) of the Hirsch Disclosure Schedule, Hirsch represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Hirsch agrees to indemnify and hold Sheridan, including its officers, directors, agents or representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its affiliates.

Section 2.28 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Hirsch represents and warrants that Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

         Section 2.29 Music Library and Music Products. The representation and warranty made by Sheridan in Section 7.20 of that certain Credit Agreement, dated as of December 10, 2004, by and among Sheridan, Fortress Credit Corp., as agent for the lenders, and the other signatories thereto, relating to the Music Library and Music Products of Sheridan, was true in all material respects as of the date of such agreement.

ARTICLE III
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

Section 3.1 Conduct of Business of Sheridan and Hirsch. Except as contemplated by this Agreement or in connection with the Series B Transaction, during the period from the date hereof to the Effective Time (or the termination of this Agreement pursuant to Article VI), Sheridan on the one hand, and Hirsch on the other hand, will each conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve its goodwill through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 3.1 of the Disclosure Schedule of Sheridan or Hirsch, as the case may be, prior to the Effective Time, Sheridan and Hirsch, and each of their Subsidiaries, will not, without the prior written consent of the other party:

(a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for the issuance or sale of shares pursuant to outstanding Hirsch or Sheridan stock options and warrants;

(c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;
(iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

(e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees, consultants or contractors (including recording artists, distributed labels or other licensees) in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of its capital stock; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

(f) enter into any lease for new office space;

(g) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Benefit Plan, Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner, (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that Hirsch or Sheridan, as the case may be, shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual;

(h) acquire, sell, lease or dispose of any assets outside the ordinary course of business, consistent with past practice or any assets which in the aggregate are material to Sheridan or Hirsch, as the case may be, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights or enter into or amend, in any material respect, any material contract, commitment, agreement or understanding;

(i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

(j) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

(k) take any action (including, any action otherwise permitted by this Section 3.1) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

(l) fail to comply in any material respect with any Law applicable to it or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on its business and operations;

(m) effect a "mass layoff" or "plant closing" as defined in WARN Act;

(n) dispose of or permit to lapse any rights to the use of any Intellectual Property that is material to Sheridan or Hirsch, as the case may be, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge unless, in respect of disclosure, such Person has executed a confidentiality agreement in form acceptable to Sheridan or Hirsch, as the case may be;

(o) sell or dispose of any Intellectual Property outside of the ordinary course of its business;

(p) change any of the banking or safe deposit arrangements described in Section
2.22 hereto, except in the ordinary course of business;

(q) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

(r) take, propose to take, or agree in writing or otherwise to take, any of the actions described in this Section 3.1 or any action which would make any of the representations or warranties of Sheridan, Hirsch or Merger Sub, as the case may be, contained in this Agreement untrue, incomplete or incorrect.

Section 3.2       Access to Information.

(a) Between the date hereof and the Effective Time (or termination of this Agreement pursuant to Article VI), Sheridan, Hirsch and Merger Sub will each give the authorized representatives (including counsel, financial advisors and auditors) of the other reasonable access to all its employees, consultants, contractors, plants, offices, warehouses and other facilities and to all its books and records, and will permit the other to make such inspections and investigations as each may require. Each of Sheridan, Hirsch and Merger Sub will cause its officers to furnish the other with such financial and operating data and other information in respect of its business, properties and personnel as each may from time to time reasonably request, provided that no investigation pursuant to this Section 3.2(a) shall affect or be deemed to modify any of the representations or warranties made by each of Sheridan, Hirsch and Merger Sub pursuant to this Agreement.

(b) Between the date hereof and the Effective Time, Sheridan, Hirsch and Merger Sub shall each furnish to the other (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Sheridan management and Hirsch management, respectively, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are regularly prepared for Sheridan Board of Directors and Hirsch Board of Directors, respectively.

(c) Each of Hirsch, Merger Sub and Sheridan will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other furnished in connection with the transactions contemplated by this Agreement.

Section 3.3 Continuation of Insurance Coverage. From the date hereof to the Closing, each of Sheridan and Hirsch shall keep in full force and effect insurance coverage for its assets and operations comparable in amount and scope to the coverage now maintained covering its assets and operations.

ARTICLE IV
                              ADDITIONAL AGREEMENTS

Section 4.1       Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, Hirsch shall file with the SEC a Proxy Statement with respect to, among other things, seeking Hirsch Stockholder Approval for the Merger, the approval of the amended and restated certificate of incorporation of Hirsch attached hereto as Exhibit B, the appointment of the individuals described in Section 1.7(a) hereof as directors of Hirsch (with such appointment to be effective as of the Effective
Time) and the related transactions contemplated by this Agreement. Sheridan shall furnish all information concerning it and the holders of its capital stock as Hirsch may reasonably request in connection with the preparation of the Proxy Statement. Hirsch shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Proxy Statement mailed to Hirsch's stockholders as promptly as practicable. Hirsch shall also promptly file, use all reasonable efforts to cause to become effective as promptly as possible and, if required, mail to its stockholders any amendment to the Proxy Statement that becomes necessary after mailing, the Proxy Statement.

(b) If at any time prior to the Effective Time any event or circumstance relating to Hirsch, or its respective directors or officers, is discovered by Hirsch which is required to be set forth in an amendment or supplement to the Proxy Statement, Hirsch shall promptly inform Sheridan. All documents that Hirsch is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(c) If at any time prior to the Effective Time any event or circumstance relating to Sheridan, or its respective directors or officers, is discovered by Sheridan which is required to be set forth in an amendment or supplement to the Proxy Statement, Sheridan shall promptly inform Hirsch. All documents provided by Sheridan to Hirsch for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d) Hirsch will advise Sheridan, promptly after it receives notice thereof, of the issuance of any stop order, or any request by the SEC for an amendment of the Proxy Statement or comments thereon or responses thereto.

(e) Sheridan hereby covenants and agrees to cooperate with Hirsch in the preparation and filing of the Proxy Statement and will promptly provide all available financial and other information reasonably requested by Hirsch for inclusion in the Proxy Statement and that such information shall be complete and accurate in all material respects.

Section 4.2       Hirsch Voting Agreement and Stockholders' Meeting.

(a) As an inducement to Sheridan to enter into this Agreement, certain stockholders of Hirsch have concurrently entered into a voting agreement in the form attached hereto as Exhibit D (the "Hirsch Voting Agreement").

(b) Hirsch shall take all action necessary under all applicable Laws to call, give notice of and hold the Hirsch Stockholders Meeting as soon as reasonably practical after the date of this Agreement. Hirsch shall ensure that all proxies solicited in connection with the Hirsch Stockholders Meeting are solicited in compliance with all applicable Laws.

(c) The Proxy Statement shall include a statement to the effect that the Board of Directors of Hirsch recommends that Hirsch's stockholders vote to approve the issuance of the Merger Shares in the Merger (the recommendation of Hirsch's board of directors that Hirsch's stockholders vote to approve the issuance of the Merger Shares in the Merger being referred to as the "Hirsch Board Recommendation"). Except as provided for in Section 4.14 below, The Hirsch Board Recommendation shall not be withdrawn or modified in a manner adverse to Sheridan, and no resolution by the board of directors of Hirsch or any committee thereof to withdraw or modify the Hirsch Board Recommendation in a manner adverse to Sheridan shall be adopted or proposed.

Section 4.3       Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither Sheridan, Hirsch nor Merger Sub will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

(b) Each of Hirsch, Merger Sub and Sheridan shall use commercially reasonable efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other Person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of Hirsch, Merger Sub and Sheridan shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 4.3(b) shall limit a party's right to terminate this Agreement pursuant to
Section 6.2 so long as such party has up to then complied in all material respects with its obligations under this Section 4.3(b).

Section 4.4 Exclusivity. Subject to Section 4.14 below, unless Sheridan, Hirsch or Merger Sub are in breach of this Agreement prior to the Closing, and such breach has not been cured within 20 days written notice of such breach, neither Sheridan, Hirsch nor Merger Sub and any of their respective directors, officers, employees, representatives or agents shall directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of assets or capital stock or other equity interest of Sheridan, Hirsch or the Merger Sub, as the case may be, other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished to any Person any information concerning the business operations, properties or assets of Sheridan, Hirsch or the Merger Sub, as the case may be, in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Sheridan, on the one hand, and Hirsch on the other hand, will inform each other in writing immediately following the receipt by such party or a representative of any proposal or inquiry with respect to any Acquisition Transaction.

Section 4.5 Public Announcements. Each of Hirsch, Merger Sub and Sheridan will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with Nasdaq, as determined by Hirsch, Merger Sub or Sheridan, as the case may be, a copy of which shall be sent simultaneously to the other parties upon such release.

Section 4.6 Private Placement. Sheridan acknowledges that the issuance of the Merger Shares pursuant to Section 1.4 is intended to be exempt from registration under the Securities Act, by virtue of Regulation D of the Securities Act and/or
Section 4(2) of the Securities Act, and that its stockholders, upon receipt of such Merger shares, may not sell such shares, unless such shares subsequently are registered under the Securities Act or an exemption from such registration is available. Sheridan understands that the Merger Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Sheridan understands and agrees that, in order to ensure compliance with the restrictions referred to herein, Hirsch may issue appropriate "stop transfer" instructions to its transfer agent. Sheridan understands that the following legend (and such other legends as Hirsch deems appropriate) shall be placed on such shares:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                  Hirsch shall use commercially reasonable efforts to meet the requirements of Rule 144(c) of the Securities Act and, if an opinion is required by Hirsch for transfer of such shares, Hirsch shall retain counsel to determine whether such an opinion may be rendered.

Section 4.7 Confidentiality. In the course of their business operations, all parties shall have received, and will continue to receive, information that gives the other parties an advantage over its competitors, and which is confidential and proprietary, including, without limitation, each party's respective names and preferences of customers, products and markets, technological data, computer programs, know-how, potential acquisitions, sources of financing, corporate operating and financing strategies, operating plans and similar related information (collectively, the "Confidential Material"). At no time during the period commencing on the date hereof shall any party to this Agreement, whether individually, or jointly with others, for the benefit of itself, himself, or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use any Confidential Material of the other parties; provided, however, that any such Confidential Material may be disclosed only as required by Law or the rules and regulations of the NASDAQ Stock Market, Inc.. In the event that any party is requested pursuant to, or is required by, applicable law or regulation or by legal process to disclose any Confidential Material, such party shall promptly notify the other parties of any anticipated disclosure obligation and cooperate with the other parties at such other parties' expense, in any efforts to seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded to that portion of the Confidential Material that is required to be disclosed. The parties acknowledge that any disclosure of any Confidential Material would cause material and irrevocable harm to the other parties and their respective business.

Section 4.8 Additional Documents and Further Assurances. At, and from time to time after, the date of this Agreement, at the request of Hirsch but without further consideration, Sheridan shall execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Hirsch reasonably may request in order to more effectively convey, transfer, assign and deliver to the Surviving Corporation, and to place the Surviving Corporation in possession and control of, any of the rights, properties, assets and business intended to be sold, conveyed, transferred, assigned and delivered hereunder, or to assist in the collection or reduction to possession of any and all of such rights, properties, and assets or to enable the Surviving Corporation to exercise and enjoy all rights and benefits of Sheridan with respect thereto.

Section 4.9 Notification of Certain Matters. Sheridan shall give prompt notice to Hirsch and Merger Sub, and Hirsch and Merger Sub shall give prompt notice to Sheridan, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of Sheridan, Hirsch or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (d) any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 4.9 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

Section 4.10 Employee Matters. Hirsch will cause the Surviving Corporation to honor the obligations of Sheridan under the provisions of all Benefit Plans and Employee Arrangements set forth in Sheridan's Disclosure Schedule, subject to Hirsch's right to amend or terminate any such Benefit Plan or Employee Arrangement in accordance with its terms. After the Effective Time, the employees of Sheridan will be eligible to participate in Sheridan's Benefit Plans or, if so determined by Hirsch, Hirsch's applicable Benefit Plans, as such plans may be in effect from time to time, and, at Hirsch's sole discretion, will become employees of Hirsch. With respect to each such employee of Sheridan, service with Sheridan may be counted for purposes of determining periods of eligibility to participate or to vest in benefits under any applicable Benefit Plan of Hirsch. Hirsch will grant options to certain Sheridan employees who continue to be employed following the Closing in the amounts set forth in
Schedule 4.10 of the Hirsch Disclosure Schedule.

Section 4.11      Third Party Consents.

(a) Each of Hirsch, Merger Sub and Sheridan shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents of third parties and Governmental Entities necessary to the consummation of the transactions contemplated hereby (the "Third Party Consents") and will provide to the other parties hereto copies of each such Third Party Consent promptly after it is obtained. Each of Hirsch, Merger Sub and Sheridan agrees to cooperate fully with the other parties hereto in connection with the obtaining of the Third Party Consents; provided, however, that no party shall be required to pay any additional sums to secure such Third Party Consents of the other parties hereto.

(b) In furtherance and not in limitation of the covenants of the parties contained in Section 4.11(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of Hirsch, Merger Sub and Sheridan shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(c) If any objections are asserted with respect to the transactions contemplated hereby or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any regulatory Law, each of Hirsch, Merger Sub and Sheridan shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

Section 4.12 Legal Opinion Certificates. Sheridan, Hirsch and Merger Sub shall execute and deliver to Ruskin Moscou Faltischek, P.C. counsel to Hirsch, and Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Sheridan, certificates at such time or times as are reasonably requested by such law firms in connection with their respective deliveries of opinions in respect of the transactions contemplated hereby. Prior to the Effective Time, none of Sheridan, Hirsch or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificates.

Section 4.13 Blue Sky Laws. Hirsch, Merger Sub and Sheridan shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares. The parties hereto shall use all reasonable efforts to assist each other in complying with all applicable securities and blue sky laws.

Section 4.14      Other Potential Acquirors of Hirsch.

(a) Prior to the Effective Time or earlier termination of this Agreement in accordance with the terms hereof, neither Hirsch nor Sheridan shall permit any of its respective Subsidiaries to, nor authorize nor permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of it or any of its Subsidiaries ("Representatives") to, directly or indirectly: (i) solicit, initiate, or encourage the submission of, any Takeover Proposal (as defined below), or take any other action to facilitate any inquiries or make any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, (ii) engage in negotiations or discussions with, or furnish any information or data, or afford access to the properties, books or records of Hirsch or Sheridan or their Subsidiaries to any third party relating to a Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal or recommend any Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any written proposal or offer (whether or not delivered to a party's stockholders generally) for a merger, consolidation, recapitalization, liquidation, dissolution or similar transaction, purchase of substantial assets, tender offer or other business combination involving the party or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets or business of, the party or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement or any other agreement between the parties and so long as Hirsch is in compliance with the provisions of Section 4.14(a), if Hirsch and its Board of Directors prior to the Hirsch Stockholders Meeting determine in good faith after discussion with its counsel that an unsolicited Takeover Proposal would likely result in a Superior Proposal (as defined below) and the Board of Directors determines in good faith that the failure to participate in discussions or negotiations with or to furnish information to the Potential Acquiror (as hereinafter defined), would violate the Board of Directors' fiduciary duties under applicable law, then Hirsch and its Board of Directors: (i) may participate in discussions or negotiations (including, as a part thereof, make any counterproposal) with or furnish information to any third party making such Takeover Proposal (a "Potential Acquiror"), and (ii) shall take and disclose to Hirsch's stockholders a position with respect to any tender or exchange offer by a third party, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 of the Exchange Act.

(c) Any non-public information furnished to a Potential Acquiror shall be pursuant to a confidentiality agreement in form and substance reasonably acceptable to Hirsch.

(d) The Board of Directors of Hirsch shall not approve or recommend, as the case may be, or propose to approve or recommend, as the case may be, or enter into any agreement with respect to, any Takeover Proposal, unless the Board determines in good faith, after receiving advice from their financial advisor, that such Takeover Proposal would, if so completed, result in a Superior Proposal. For purposes of this Section 4.14, "Superior Proposal" means a written Takeover Proposal made by a third party with respect to which: (i) the Board of Directors of Hirsch determines, based on such matters that they reasonably deem relevant, including, without limitation, the likelihood of consummation, the trading market, and the liquidity of any securities offered in connection with the Takeover Proposal, that the Takeover Proposal is superior as compared with the Merger from a financial point of view, and (ii) if the Takeover Proposal (x) is subject to a financing condition or (y) involves consideration that is not entirely cash or does not permit stockholders to receive the payment of the offered consideration in respect of all shares at the same time (unless there is a cash payment at closing of at least $3.00 per share), Hirsch's Board of Directors have been furnished with the written opinion of the financial advisor to the Board (in the case of clause (x)), the Takeover Proposal is readily financeable and (in the case of clause (y)) that the Takeover Proposal provides a higher value per share, from a financial point of view, than would be realized by Hirsch's stockholders pursuant to the Merger.

(e) Except as set forth in Section 4.14(d), the Board of Directors of Hirsch shall not (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Sheridan, the Board of Directors' approval or recommendation of the Merger or this Agreement, (y) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a Superior Proposal which is entered into by Hirsch in accordance with Section 4.14(b)) relating to any Takeover Proposal (each, a "Proposal Agreement"), or (z) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, in response to a Superior Proposal which was not solicited by Hirsch, and which did not otherwise result from a breach of Section 4.14(a), the Board of Directors of Hirsch may, subject to the immediately following sentence, terminate this Agreement pursuant to and subject to the terms of Section 6.4(c) and, concurrently with such termination, cause Hirsch to enter into an agreement with respect to a Superior Proposal, but only if Hirsch's Board of Directors determines, after consultation with its Superior Proposal counsel, that failure to terminate this Agreement and accept the Superior Proposal would be inconsistent with Hirsch's Board of Directors' fiduciary duties to stockholders. Such actions may be taken by Hirsch's Board of Directors only if it has delivered to Sheridan prior to or on the date of Hirsch's Stockholders' Meeting, written notice of the intent of Hirsch's Board of Directors to take the actions referred to in the preceding sentence, together with a copy of the related Proposal Agreement and a description of any terms of the Takeover Proposal not contained therein. The Board of Directors shall not terminate this Agreement and enter into an Agreement with respect to a Superior Proposal pursuant to this
Section 4.14(e) until the end of the second business day following delivery of such notice to Sheridan, after which the Board of Directors, taking into account such matters that they deem relevant (including, without limitation, the likelihood of consummation, the trading market, and the liquidity of any securities offered in connection with the Takeover Proposal, as well as any indications from Sheridan that it will make an alternative proposal), may proceed with such Superior Proposal and enter into a Proposal Agreement in connection with the Superior Proposal.

(f) Hirsch promptly, and in any event within 48 hours of receipt of a Takeover Proposal, shall advise Sheridan orally and in writing of the submission of such Takeover Proposal, the identity of the person making such Takeover Proposal and the material terms of such Takeover Proposal; provided, however, that Sheridan shall not interfere with Hirsch or Hirsch's Board of Directors with respect to any such Takeover Proposal (including any deliberations related to such Takeover Proposal or any matter related thereto). Hirsch shall keep Sheridan fully informed of the status and material terms of any Takeover Proposal.

Section 4.15 Registration Rights. Hirsch hereby agrees that at the Closing, Hirsch will grant to each Person that holds in excess of 5% of the outstanding Sheridan Common Stock on a fully diluted basis (assuming the conversion in full of all Sheridan Series A Preferred Stock but excluding any outstanding options or warrants) as of immediately prior to the Effective Time, registration rights pursuant to the terms of a Registration Rights Agreement substantially in the form attached hereto as Exhibit E, provided that such Person executes such agreement at or prior to the Closing.

Section 4.16 Kinderhook Management Agreements. Reference is hereby made to (i) that certain Management Services Agreement, dated as of July 31, 2003 (the "Kinderhook-Musicrama MSA"), by and between Kinderhook Industries, LLC ("Kinderhook Industries") and Musicrama, Inc., a subsidiary of Sheridan ("Musicrama") and (ii) that certain Management Services Agreement, dated as of April 1, 2005 (the "Kinderhook-Sheridan MSA"), by and between Kinderhook Industries and Sheridan. Hirsch and Sheridan hereby acknowledge and agree (A) that pursuant to the terms of the Kinderhook-Sheridan MSA, $50,000 in fees will be payable to Kinderhook Industries as a result of the consummation of the Merger, (B) that such $50,000 payment will be made by Sheridan or Hirsch (on behalf of Sheridan) to Kinderhook Industries on the Closing Date, (C) that pursuant to the terms of the Kinderhook-Musicrama MSA, Musicrama is currently obligated to pay $50,000 in fees to Kinderhook Industries and, on October 1, 2005, Musicrama will be obligated to pay an additional $25,000 in fees to Kinderhook Industries, (D) that, to the extent Musicrama has not previously paid such $50,000 and/or such $25,000 to Kinderhook Industries as of the Closing Date, such amounts will be paid by Sheridan or Hirsch (on behalf of Musicrama) to Kinderhook Industries on the Closing Date and (E) that all such fees when paid to Kinderhook Industries will be deemed fully earned by Kinderhook Industries for services previously rendered. Notwithstanding anything contained herein to the contrary, Kinderhook Industries is an express third party beneficiary of this Section 4.16 and Section 5.1(c) and the provisions of this
Section 4.16 and Section 5.1(c) may not be amended or waived without the prior written consent of Kinderhook Industries.

ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

Section 5.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

(a) Stockholder Approval. This Agreement, the Merger and related transactions shall have been approved and adopted by the Hirsch Stockholder Approval.

(b) Injunction, etc. As of the Effective Time, there shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

(c) Kinderhook-Musicrama MSA. The Kinderhook-Musicrama MSA shall be amended to provide that (i) the Kinderhook-Musicrama MSA will have a remaining term of twenty months commencing on the Closing Date, (ii) that the management fees payable to Kinderhook Industries for such twenty month period commencing on the Closing Date will be an aggregate of $500,000, and that such management fees will be payable to Kinderhook Industries, in advance, in twenty monthly installments of $25,000 beginning on the Closing Date, (iii) that upon a change of control of Hirsch, all then remaining unpaid management fees for the remaining term of the Kinderhook-Musicrama MSA shall immediately be due and payable to Kinderhook Industries and (iv) the amendments provided in clauses
(i), (ii) and (iii) above shall be expressly conditioned on (A) the consummation of the Merger, (B) all payments required to be made to Kinderhook Industries pursuant to Section 4.16 hereof having been made on or prior to the Closing Date and (C) each of Hirsch and Sheridan guaranteeing the payment of the management fees payable to Kinderhook Industries pursuant to the Kinderhook-Musicrama MSA, as amended as provided herein; provided that, notwithstanding anything contained herein to the contrary, neither Hirsch, Merger Sub nor Sheridan will have the benefit of the conditions set forth in this Section 5.1(c) unless all payments required to be made to Kinderhook Industries pursuant to Section 4.16 hereof have been made on or prior to the Closing Date.

Section 5.2 Conditions to the Obligations of Hirsch and Merger Sub. The respective obligations of Hirsch and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Hirsch and Merger Sub to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Sheridan contained herein shall be true and correct in each case in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) on and as of the date when made and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), provided that it shall not be a breach of this condition if such breach of any representation or warranty does not have a Material Adverse Effect on Sheridan and its subsidiaries, taken as a whole.

(b) Performance of Agreement. Sheridan shall have performed or complied in all material respects with all covenants, conditions and other obligations contained herein required to be performed or complied with by it prior to or at the time of the Closing.

(c) No Material Adverse Effect. From the date hereof through the Closing Date, there shall not have occurred any Material Adverse Effect on Sheridan and its subsidiaries, taken as a whole.

(d) Certificate. Sheridan shall have delivered to Hirsch a certificate, dated the Closing Date, signed by the Chief Executive Officer or President of Sheridan, certifying as to the fulfillment of the conditions specified in
Section 5.2(a), Section 5.2(b) and Section 5.2(c).

(e) Opinion of Counsel to Sheridan. Hirsch shall have received an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Sheridan, dated the Closing Date, in form and substance reasonably satisfactory to Hirsch and Merger Sub and substantially in the form attached hereto as Exhibit F.

(f) No Court Order. Immediately prior to the Effective Time, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect which prevent Sheridan, Hirsch and/or Merger Sub from consummating the Merger; provided, however, that each of Hirsch and Merger Sub shall have used reasonable efforts to prevent the entry of any such injunction and to appeal as promptly as possible any such injunction or other order that may be entered.

(g) Approvals. Sheridan shall have timely obtained from each Governmental Entity any and all Third Party Consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the blue sky laws, if any, and such approvals, waivers and consents are still in full force and effect, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 5.2(g), Material Adverse Effect will include without limitation the loss of contracts and agreements which in the aggregate represent more than 3% of its consolidated revenues.

Section 5.3 Conditions to the Obligations of Sheridan. The obligations of Sheridan to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by Sheridan to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Hirsch and Merger Sub contained herein shall be true and correct in each case in all material respects (other than the representations and warranties that contain materiality qualifications which shall be true and correct in all respects) on and as of the date when made and as of the Closing (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), provided that it shall not be a breach of this condition if such breach of any representation or warranty does not have a Material Adverse Effect on Hirsch and its subsidiaries, taken as a whole.

(b) Performance of Agreement. Hirsch shall have performed or complied in all material respects with all covenants, conditions and other obligations contained herein required to be performed or complied with by it prior to or at the time of the Closing.

(c) No Material Adverse Change. Prior to the Closing, there shall not have occurred any Material Adverse Effect on Hirsch and its subsidiaries, taken as a whole.

(d) Certificate. Each of Hirsch and Merger Sub shall have delivered to Sheridan a certificate, dated the Closing Date, signed by its Chief Executive Officer or President, certifying as to the fulfillment of the conditions specified in
Section 5.3(a), Section 5.3(b) and Section 5.3(c).

(e) Directors and Officers of Hirsch. Hirsch shall have taken, or caused to have been taken, all necessary corporate action, so that at or immediately after the Effective Time the directors and officers of Hirsch shall be as set forth on
Schedule 1.7(a) of the Sheridan Disclosure Schedule.

(f) Opinion of Counsel to Hirsch. Sheridan shall have received an opinion of Ruskin Moscou Faltischek, P.C. counsel to Hirsch, dated the Closing Date, in the form and substance reasonably satisfactory to Sheridan and substantially in the form attached hereto as Exhibit G.

(g) No Court Order. Immediately prior to the Effective Time, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect which prevent Sheridan, Hirsch and/or Merger Sub from consummating the Merger; provided, however, that Sheridan shall have used reasonable efforts to prevent the entry of any such injunction and to appeal as promptly as possible any such injunction or other order that may be entered.

(h) Employment Agreements. Each of Joseph Bianco, Paul Gallagher, Beverly Eichel and Anil Narang shall have entered into an Employment Agreement with Hirsch containing the material terms set forth on Exhibit H attached hereto and containing such other customary terms mutually agreed to by the parties.

(i) Approvals. Hirsch and Merger Sub shall have timely obtained from each Governmental Entity any and all Third Party Consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the blue sky laws, if any, and such approvals, waivers and consents are still in full force and effect, except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 5.3(i), Material Adverse Effect will include without limitation the loss of contracts and agreements which in the aggregate represent more than 3% of its consolidated revenues.

ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER

Section 6.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Hirsch Stockholder Approval referred to in Section 5.1(a), by mutual written consent of Sheridan and Hirsch by action of their respective boards of directors.

Section 6.2 Termination by either Hirsch or Sheridan. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Hirsch or Sheridan if:

(a) the Merger shall not have been consummated by December 31, 2005 (the "Termination Date"); provided, however, that if the Hirsch Stockholders Meeting has not taken place by such date, Hirsch may not terminate this Agreement if Sheridan chooses to extend the Termination Date;

(b) if the Hirsch Stockholder Approval shall not have been obtained after Hirsch convenes and holds the Hirsch Stockholders Meeting and certifies the vote with respect to the Merger; or

(c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by Hirsch Stockholder Approval);

provided, however, that the right to terminate this Agreement pursuant to this
Section 6.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated; and provided further, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to Hirsch in the event that any of its stockholders who are party to the Hirsch Voting Agreement have breached their obligations thereunder.

Section 6.3 Termination by Sheridan. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Hirsch Stockholder Approval referred to in Section 5.1(a), by action of the Sheridan Board of Directors, if:

(a) (i) any of Hirsch's representations and warranties shall have been inaccurate in any material respect as of the date of this Agreement, such that the conditions set forth in Section 5.3(a) would not be satisfied, or (ii) if
(A) any of Hirsch's representations and warranties become inaccurate in any material respect as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in Section 5.3(a) would not be satisfied and (B) such inaccuracy has not been cured by Hirsch within twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Hirsch's covenants contained in this Agreement shall have been breached in any material respect, such that the conditions set forth in Section 5.3(b) would not be satisfied; or

(b) the Board of Directors of Hirsch (i) withdraws or modifies adversely its recommendation of the Merger, or (ii) recommends a Takeover Proposal to Hirsch's stockholders; or

(c) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on Hirsch.

Section 6.4 Termination by Hirsch. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Hirsch Stockholder Approval referred to in Section 5.1(a), by action of the Board of Directors of Hirsch, if:

(a) (i) any of Sheridan's representations and warranties shall have been inaccurate in any material respect as of the date of this Agreement, such that the conditions set forth in Section 5.2(a) would not be satisfied, or (ii) if
(A) any of Sheridan's representations and warranties become inaccurate in any material respect as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in Section 5.2(a) would not be satisfied and (B) such inaccuracy has not been cured by Sheridan within twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Sheridan's covenants contained in this Agreement shall have been breached in any material respect, such that the conditions set forth in Section 5.2(b) would not be satisfied; or

(b) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on Sheridan; or

(c) if, as a result of a Superior Proposal, the Board of Directors of Hirsch determines, in its good faith judgment and in the exercise of its fiduciary duties, that the failure to terminate this Agreement and accept such Superior Proposal is a violation of such fiduciary duties and Hirsch has otherwise complied in all material respects with Section 4.14.

Section 6.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VI, this Agreement (other than this Section 6.5, Section 4.7 and Section 8.4) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

Section 6.6 Amendment. This Agreement may be amended by action taken by Sheridan, Hirsch and Merger Sub at any time before or after approval of the Merger by Hirsch Stockholder Approval but, after any such approval, no amendment shall be made which changes the amount or form of the Merger consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE VII
                              SURVIVAL; ADJUSTMENT

Section 7.1 Survival. The representations and warranties of the parties hereto contained in this Agreement and in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive for a period of 180 days following the Effective Time. The covenants and agreements of the parties set forth herein shall survive in accordance with their terms. Notwithstanding the foregoing, if written notice (a "Claims Notice") of any claim for an adjustment to the relative holdings of the shares of Hirsch Common Stock held by the Sheridan Stockholders and the Hirsch Stockholders on the Effective Date (an "Adjustment"), setting forth such claim in reasonable detail and the amount or estimated amount of such Damages, is given by Hirsch or Sheridan, as the case may be, in accordance with Section 7.3 of this Agreement prior to the end of the applicable survival period, any claim specified therein shall be deemed to survive until such claim is finally resolved.

Section 7.2       Adjustment.

(a) With respect to any breach of any representation or warranty or any covenant or agreement by either Hirsch, on the one hand, or Sheridan, on the other hand (a "Breaching Party"), Hirsch shall issue to the Persons who were stockholders of Hirsch or Sheridan Stockholders, as the case may be, at the Effective Time (the "Indemnified Parties"), additional shares of Hirsch Common Stock (the "Adjustment Shares"), subject to the limitations contained in this Article VII, in an aggregate amount sufficient to compensate the Indemnified Parties for any damage, cost, liability, fines, penalties and expenses (including reasonable attorneys' fees and expenses in connection with any action, suit or proceeding, whether involving a claim by a third party or a claim solely between the parties hereto) ("Damages"), incurred or suffered by an Indemnified Party arising out of any such breach. The number of Adjustment Shares shall be based on the fair market value of such shares as of the close of business on the date of issuance. The Adjustment Shares shall be issued to the Indemnified Parties pro rata in proportion to their shareholdings at the Effective Time.

(b) Notwithstanding anything in this Agreement to the contrary, no claims for an Adjustment shall be asserted by the Indemnified Parties under this Article VII, unless and until the aggregate amount of Damages that would otherwise be subject to the Adjustment hereunder exceeds $150,000, whereupon the Indemnified Parties shall be entitled to receive the full amount of such Damages; provided, that the maximum number of Adjustment Shares permitted hereunder shall not exceed, in the aggregate 1,000,000 shares of Hirsch Common Stock.

Section 7.3 Procedures. If a party intends to seek an Adjustment pursuant to this Article VII, the party seeking the Adjustment shall promptly, after becoming aware of such claim, deliver a Claims Notice to the other party; provided, that the failure to provide such notice shall not affect the rights of the party seeking the Adjustment under this Article VII unless such party is actually prejudiced thereby.

Section 7.4 Exclusive Remedy. In the event that the Closing occurs, the parties agree that their sole and exclusive remedy with respect to a breach of a representation or warranty in this Agreement shall be pursuant to the provisions of this Article VII; provided, however, that the obligations of the parties under this Agreement shall be enforceable by decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.

ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1       Entire Agreement; Assignment.

(a) This Agreement (including exhibits and schedules attached hereto) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.2 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof by the intended recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Hirsch or Merger Sub, to:
                            Hirsch International Corp.
                            200 Wireless Boulevard
                            Hauppauge, New York 11788
                            Attention: Paul Gallagher
                            Facsimile: (631) 952-7110

 with copies to:       Ruskin Moscou Faltischek, P.C.
                       East Tower, 15 Floor
                       190 EAB Plaza
                       Uniondale, NY 11556-0190
                       Attention: Adam Silvers, Esq.
                       Facsimile: (516) 663-6719

         if to Sheridan:   Sheridan Square Entertainment, Inc.
                           130 Fifth Avenue, 7th Floor
                           New York, New York 10011
                           Attention: Joseph Bianco
                           Facsimile: (212) 414-3231

 with copies to:         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                         Park Avenue Tower
                         65 East 55th Street
                         New York, New York  10022
                         Attention: Robert L. Frome, Esq.
                         Facsimile:  (212) 451-2222

                  or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof; provided, however, that the corporate laws of the state of a party's incorporation and/or organization shall govern for purposes of corporate governance and matters of corporate law.

Section 8.4 Expenses. Sheridan shall be solely responsible for the legal, accounting and other fees and expenses incurred by Sheridan in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. Hirsch and Merger Sub shall be solely responsible for the legal, accounting and other fees and expenses incurred by Hirsch and Merger Sub in connection with execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.9 Further Assurances. Each party to this Agreement agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

Section 8.10      Interpretation.

(a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement, unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the opening paragraph of this Agreement.

(c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 8.11      Definitions.  As used herein,

(a) "Know" or "knowledge" means, (i) in respect of Hirsch, the knowledge of the executive officers of Hirsch and its Subsidiaries, and (ii) in respect of Sheridan, the knowledge of the executive officers of Sheridan and its Subsidiaries.

(b) "Lien" means, in respect of any asset (including any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

(c) "Permitted Lien" means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary course of business consistent with past practices; a Lien reflected in the financial statements of the applicable party; or a Lien which does not materially detract from the value or impair the use of the asset or property in question.

(d) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(e) "Subsidiary" means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which
(i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                       SHERIDAN SQUARE ENTERTAINMENT, INC.


                    By:/s/ Joseph J. Bianco
                    -----------------------
                        Name:  Joseph J. Bianco
                        Title:  Co-Chief Executive Officer


                      HIRSCH INTERNATIONAL CORP.


                   By:/s/ Paul Gallagher
                   ---------------------
                       Name:  Paul Gallagher
                       Title:  President and Chief Executive Officer


                      SSE ACQUISITION, CORP.


                      By: /s/ Paul Gallagher
                      ----------------------
                       Name:  Paul Gallagher
                       Title:  President and Chief Executive Officer

================================================================================


                          AGREEMENT AND PLAN OF MERGER



                            dated as of July 20, 2005


                                      among


                           HIRSCH INTERNATIONAL CORP.,




                              SSE ACQUISITION CORP.




                                       and



                       SHERIDAN SQUARE ENTERTAINMENT, INC.





================================================================================

                                    EXHIBITS


Certificate of Merger                                                       A
Hirsch Certificate of Incorporation                                         B
Hirsch Bylaws                                                               C
Hirsch Voting Agreement                                                     D
Registration Rights Agreement                                               E
Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP                   F
Opinion of Ruskin Moscou Faltischek, P.C.                                   G
Terms of Hirsch Officers Employment                                         H

                               INDEX OF SCHEDULES


         HIRSCH DISCLOSURE SCHEDULE

1.7(a) List of Directors and Officers of Hirsch
1.8(a) Amendment to Certificate of Incorporation
2.1(b) List of Subsidiaries
2.2(a) Capitalization
2.2(b) Encumbrances
2.3(c) No Violations
2.6    Compliance with Applicable Laws
2.8    Litigation
2.10(a) Benefit Plans, List of Employees and Employee Arrangements 2.10(h) Post-retirement Life Insurance or Health Benefits Coverage 2.11(a) Labor Agreements
2.11(c) Labor Complaints 2.12 Absence of Certain Changes or Events
2.14    Tax Returns
2.16    Title and Related Matters
2.17(b) Material Contracts; Severance or Other Employment Contracts
2.18    Insurance
2.20(b) Necessary Intellectual Property
2.20(c) List of Intellectual Property
2.20(d) License Agreements
2.20(e) Unauthorized Use of Intellectual Property
2.20(f) Breaches of Intellectual Property Rights
2.20(j) Products and Software
2.22    Bank Accounts
2.24    Customer Disputes
2.25    Offsets to Accounts Receivable
2.26    Related Party Transactions
2.27(b) Brokers or Finders
3.1     Deviation from Ordinary Course of Business
4.10    Hirsch Option Grants

         SHERIDAN DISCLOSURE SCHEDULE

1.7(b) List of Officers and Directors of Surviving Corporation
2.1(b) List of Subsidiaries
2.2(a) Capitalization
2.2(b) Encumbrances
2.3(c) No Violations
2.6    Compliance with Applicable Laws
2.8    Litigation
2.10(a) Benefit Plans, List of Employees and Employee Arrangements 2.10(h) Post-retirement Life Insurance or Health Benefits Coverage 2.11(a) Labor Agreements
2.11(c) Labor Complaints
2.12    Absence of Certain Changes or Events
2.14    Tax Returns
2.16    Title and Related Matters
2.17(a)(i)(a) Material Contracts
2.17(a)(i)(b)Severance Agreements
2.18    Insurance
2.20(b) Necessary Intellectual Property
2.20(l) Intellectual Property
2.22    Bank Accounts
2.24    Customer Disputes
2.25    Offsets to Accounts Receivable
2.26    Related Party Transactions
3.1     Deviation from Ordinary Course of Business

                            GLOSSARY OF DEFINED TERMS
                            -------------------------

Defined Terms                                           Defined in Section
-------------                                           ------------------

Acquisition Transaction                                  Section 4.4
Adjustment                                               Section 7.1
Adjustment Shares                                        Section 7.2(a)
Affiliated Group                                         Section 2.14(b)
Agreement                                                Preamble
Bank Accounts                                            Section 2.22
Benefit Plans                                            Section 2.10(a)(i)
Breaching Party                                          Section 7.2(a)
Certificate of Merger                                    Section 1.2
Claims Notice                                            Section 7.1
Closing                                                  Section 1.3
Closing Date                                             Section 1.3
Code                                                     Recitals
Confidential Information                                 Section 2.20(h)
Confidential Material                                    Section 4.7
Copyrights                                               Section 2.20(a)(iii)
Damages                                                  Section 7.2(a)
Delaware Law                                             Section 1.1
Effective Time                                           Section 1.2
Effective Time Sheridan Share Number                     Section 1.4(a)
Employee Arrangements                                    Section 2.10(a)(iii)
Environmental Claim                                      Section 2.7(d)
Environmental Law                                        Section 2.7(d)
Environmental Permits                                    Section 2.7(a)
ERISA                                                    Section 2.10(a)(i)
Exchange Act                                             Section 2.3(c)
Exchange Ratio                                           Section 1.4(a)
Financial Statements                                     Section 2.4(b)
GAAP                                                     Section 2.4(a)
Governmental Entity                                      Section 2.3(c)
Hazardous Materials                                      Section 2.7(d)
Hirsch                                                   Preamble
Hirsch Board Recommendation                              Section 4.2(c)
Hirsch Common Stock                                      Recitals
Hirsch Disclosure Schedule                               Article II
Hirsch Material Contracts                                Section 2.17(b)(i)
Hirsh Products                                           Section 2.20(c)(ii)
Hirsch Software                                          Section 2.20(j)
Hirsch Stockholder Approval                              Section 2.3(b)
Hirsch Stockholders Meeting                              Section 2.13
Hirsch Voting Agreement                                  Section 4.2(a)
Indemnified Parties                                      Section 7.2(a)
Independent Directors                                    Section 1.7(a)
Intellectual Property                                    Section 2.20(a)
IRS                                                      Section 2.10(b)
Issued Patents                                           Section 2.20(a)(i)
Kinderhook Industries                                    Section 4.16
Kinderhook-Musicrama MSA                                 Section 4.16
Kinderhook-Sheridan MSA                                  Section 4.16
Know                                                     Section 8.11(a)
Knowledge                                                Section 8.11(a)
Law                                                      Section 2.3(c)
Lien                                                     Section 8.11(b)
Material Adverse Effect                                  Section 2.1(a)
Merger                                                   Section 1.1
Merger Shares                                            Section 1.4(a)
Merger Sub                                               Preamble
Musicrama                                                Section 4.16
Patent Applications                                      Section 2.20(a)(ii)
Patents                                                  Section 2.20(a)(ii)
Permits                                                  Section 2.9
Permitted Lien                                           Section 8.11(c)
Person                                                   Section 8.11(d)
Potential Acquiror                                       Section 4.14(b)
Proposal Agreement                                       Section 4.14(e)
Proxy Statement                                          Section 2.13
Representatives                                          Section 4.14(a)
Representing Party                                       Article II
Representing Party's Disclosure Schedule                 Article II
SEC                                                      Section 1.7(a)
SEC Reports                                              Section 2.4(a)
Securities Act                                           Section 2.3(c)
Series B Transaction                                     Recitals
Sheridan                                                 Preamble
Sheridan Certificate of Incorporation                    Section 1.4(a)
Sheridan Certificates                                    Section 1.9
Sheridan Class A Stock                                   Section 1.4(a)
Sheridan Class B Stock                                   Section 1.4(a)
Sheridan Common Share Equivalents                        Section 1.4(a)
Sheridan Common Shares                                   Section 1.4(a)
Sheridan Common Stock                                    Section 1.4(a)
Sheridan Disclosure Schedule                             Article II
Sheridan Material Contracts                              Section 2.17(a)(i)
Sheridan Preferred Shares                                Section 1.4(a)
Sheridan Preferred Stock                                 Section 1.4(a)
Sheridan Series A Preferred Stock                        Section 1.4(a)
Sheridan Series B Preferred Stock                        Recitals
Sheridan Stockholders                                    Section 1.4(a)
Sheridan Stockholder Approval                            Section 2.3(a)
Sheridan Stock Option                                    Section 1.11(b)
Subsidiary                                               Section 8.11(e)
Superior Proposal                                        Section 4.14(d)
Surviving Corporation                                    Section 1.1
Takeover Proposal                                        Section 4.14(a)
Tax Return                                               Section 2.14(a)
Taxes                                                    Section 2.14(a)
Termination Date                                         Section 6.2(a)
Third Party Consents                                     Section 4.11(a)
Third Party Intellectual Property                        Section 2.20(d)
Trademarks                                               Section 2.20(a)(iv)
Warrant                                                  Section 1.11(c)
Warrant Shares                                           Section 1.11(c)
WARN Act                                                 Section 2.11(d)


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                                TABLE OF CONTENTS


ARTICLE I  THE MERGER........................................................2
      Section 1.1  The Merger................................................2
      Section 1.2  Effective Time............................................2
      Section 1.3  The Closing...............................................2
      Section 1.4  Merger Consideration......................................2
      Section 1.5  Effects of the Merger.....................................4
      Section 1.6  Conversion of Securities..................................5
      Section 1.7  Directors and Officers....................................5
      Section 1.8  Certificate of Incorporation and Bylaws...................5
      Section 1.9  Exchange of Shares........................................5
      Section 1.10  Lost Certificates........................................6
      Section 1.11  Options and Warrants.....................................6
      Section 1.12  Tax Consequences.........................................7
      Section 1.13  Sheridan Stock Transfer Books............................7
      Section 1.14  No Further Rights........................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES...................................7
      Section 2.1  Organization; Qualification...............................8
      Section 2.2  Capital Stock.............................................8
      Section 2.3  Corporate Authority Relative to this Agreement;
                        No Violation.........................................9
      Section 2.4  Reports and Financial Statements.........................11
      Section 2.5  No Undisclosed Liabilities...............................11
      Section 2.6  No Default; Compliance with Applicable Laws..............12
      Section 2.7  Environmental Matters....................................12
      Section 2.8  Litigation...............................................13
      Section 2.9  Permits..................................................13
      Section 2.10  Employee Plans..........................................13
      Section 2.11  Labor Matters...........................................16
      Section 2.12  Absence of Certain Changes or Events....................17
      Section 2.13  Proxy Statement.........................................18
      Section 2.14  Tax Matters.............................................19
      Section 2.15  Absence of Questionable Payments........................20
      Section 2.16  Title and Related Matters...............................20
      Section 2.17  Material Contracts......................................21
      Section 2.18  Insurance...............................................23
      Section 2.19  Subsidies...............................................23
      Section 2.20  Intellectual Property...................................23
      Section 2.21  Minute Books; Stock Record Books........................26
      Section 2.22  Bank Accounts; Powers of Attorney.......................27
      Section 2.23  Disclosure..............................................27
      Section 2.24  Disputes with Customers.................................27
      Section 2.25  Accounts Receivable.....................................27
      Section 2.26  Certain Transactions....................................27
      Section 2.27  Brokers or Finders......................................28
      Section 2.28  No Prior Activities.....................................28

ARTICLE III  COVENANTS RELATED TO CONDUCT OF BUSINESS.......................28
      Section 3.1  Conduct of Business of Sheridan and Hirsch...............28
      Section 3.2  Access to Information....................................31
      Section 3.3  Continuation of Insurance Coverage.......................31

ARTICLE IV  ADDITIONAL AGREEMENTS...........................................31
      Section 4.1  Proxy Statement..........................................31
      Section 4.2  Hirsch Voting Agreement and Stockholders' Meeting........32
      Section 4.3  Commercially Reasonable Efforts..........................33
      Section 4.4  Exclusivity..............................................33
      Section 4.5  Public Announcements.....................................34
      Section 4.6  Private Placement........................................34
      Section 4.7  Confidentiality..........................................34
      Section 4.8  Additional Documents and Further Assurances..............35
      Section 4.9  Notification of Certain Matters..........................35
      Section 4.10  Employee Matters........................................35
      Section 4.11  Third Party Consents....................................36
      Section 4.12  Legal Opinion Certificates..............................36
      Section 4.13  Blue Sky Laws...........................................36
      Section 4.14  Other Potential Acquirors of Hirsch.....................37
      Section 4.15  Registration Rights.....................................39
      Section 4.16  Kinderhook Management Agreements........................39

ARTICLE V  CONDITIONS TO CONSUMMATION OF THE MERGER.........................39
      Section 5.1  Conditions to Each Party's Obligations to Effect the Merg39
      Section 5.2  Conditions to the Obligations of Hirsch and Merger Sub...40
      Section 5.3  Conditions to the Obligations of Sheridan................41

ARTICLE VI  TERMINATION; AMENDMENT; WAIVER..................................42
      Section 6.1  Termination by Mutual Agreement..........................42
      Section 6.2  Termination by either Hirsch or Sheridan.................42
      Section 6.3  Termination by Sheridan..................................43
      Section 6.4  Termination by Hirsch....................................43
      Section 6.5  Effect of Termination and Abandonment....................44
      Section 6.6  Amendment................................................44
      Section 6.7  Extension; Waiver........................................44

ARTICLE VII  SURVIVAL; ADJUSTMENT...........................................44
      Section 7.1  Survival.................................................44
      Section 7.2  Adjustment...............................................45
      Section 7.3  Procedures...............................................45
      Section 7.4  Exclusive Remedy.........................................45

ARTICLE VIII  MISCELLANEOUS.................................................46
      Section 8.1  Entire Agreement; Assignment.............................46
      Section 8.2  Notices..................................................46
      Section 8.3  Governing Law............................................47
      Section 8.4  Expenses.................................................47
      Section 8.5  Descriptive Headings.....................................47
      Section 8.6  Severability.............................................47
      Section 8.7  Specific Performance.....................................47
      Section 8.8  Counterparts.............................................48
      Section 8.9  Further Assurances.......................................48
      Section 8.10  Interpretation..........................................48
      Section 8.11  Definitions.............................................48